Item 77I - Terms of new or amended securities

	Class R and Class R5 Shares.  Two additional classes of securities - Class R and Class R5 shares - of Columbia Acorn International, a series of Columbia
Acorn Trust (the "Trust"), were registered with the Securities and Exchange
Commission (the "SEC"), effective April 29, 2011, through the filing of a
Form Type 485(b) post-effective amendment ("PEA") to the registration statement of the Trust, PEA No. 88 and Accession No. 0001193125-11-118000.
PEA No. 88 contains a description of the characteristics of the new share classes and is incorporated by reference herein.

	The Form of Amended and Restated Rule 18f-3 Multi-Class Plan, approved by the Board of Trustees of the Trust on September 22, 2010, is also incorporated herein by reference to PEA No. 88.